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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.

                                       ARTHUR ANDERSEN LLP

San Diego, California
February 5, 1998